Exhibit 10.1
AMENDMENT TO CREDIT AGREEMENT
This AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 24, 2007, among IMATION CORP., a Delaware corporation (“Imation”), IMATION ENTERPRISES CORP., a Delaware corporation (“Enterprises”) (each of Imation and Enterprises being referred to herein as a “Borrower” and together as the “Borrowers”), each lender from time to time party to the Credit Agreement referred to below (each, a “Lender”, and collectively, the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and L/C Issuer.
RECITALS
      The Borrowers, the Lenders, and the Administrative Agent are party to a Credit Agreement dated as of March 29, 2006, (the “Credit Agreement”), pursuant to which the Administrative Agent and the Lenders have extended certain credit facilities to the Borrower.
      The Borrowers have requested that the Administrative Agent and the Lenders agree to certain amendments to the Credit Agreement, and the Lenders have agreed to such request, subject to the terms and conditions of this Amendment.
      NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
      Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement. As used herein, (a) “Amendment Documents” means this Amendment, the Credit Agreement (as amended by this Amendment), the Guarantor Consent and each certificate and other document executed and delivered by the Borrowers pursuant to Section 5 hereof, and (b) “Guarantor Consent” means a Guarantor Consent in substantially the form attached hereto as Exhibit A.
      Interpretation. The rules of interpretation set forth in Sections 1.02, 1.03, 1.04, 1.05, 1.06 and 1.07 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
      Amendments to Credit Agreement. Subject to the terms and conditions hereof, and with effect from and after the Effective Date, the Credit Agreement shall be amended as follows:
      Section 1.01 of the Credit Agreement shall be amended, at the definition of “Applicable Rate,” by deleting the table contained therein and replacing it with the following:

APPLICABLE RATE

	Consolidated	Facility	Eurodollar Rate + /	Base Rate
Pricing Level	Leverage Ratio	Fee	Letters of Credit	+
1	= 0.50:1	0.125%	0.45%	0.0%

2	>0.50:1 but = 1.00:1	0.15%	0.55%	0.0%

3	>1.00:1 but = 1.50:1	0.175%	0.65%	0.0%

4	>1.50:1 but = 2.00	0.20%	0.75%	0.25%

5	>2.00:1	0.25%	0.95%	0.50%
      Section 1.01 of the Credit Agreement shall be further amended, at the definition of “Consolidated Fixed Charge Coverage Ratio,” by amending and restating such definition to read as follows:
     “Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the Subject Period then ending, less Capital Expenditures made by Imation and its consolidated Subsidiaries during such period, less federal, state, local and foreign income taxes actually paid by Imation and its consolidated Subsidiaries during such Subject Period to (b) Consolidated Interest Charges for the Subject Period then ending plus Scheduled principal and interest payments in respect of Indebtedness made by Imation and its consolidated Subsidiaries during the Subject Period. The Consolidated Fixed Charge Coverage Ratio shall be calculated on a Pro Forma Basis if any of the events described in the definition of “Pro Forma Basis” occurred on the calculation date or prior to the calculation date but during the Subject Period.
      Section 1.01 of the Credit Agreement shall be further amended, at the definition of “Letter of Credit Sublimit,” by deleting the amount “$50,000,000” therein and replacing it with “$75,000,000”.
      Section 1.01 of the Credit Agreement shall be further amended, at the definition of “Maturity Date,” by deleting the phrase “March 29, 2011” and inserting in its place “March 29, 2012”.
      Section 1.01 of the Credit Agreement shall be further amended, at the definition of “Permitted Acquisition”, by (i) deleting “and” at the end of clause (i) thereof, and (ii) inserting the following immediately prior to the “.”:

     ”, and (iii) the TDK Acquisition, provided any Person that is or becomes a Domestic Subsidiary acquired thereby delivers to the Administrative Agent the documents and materials described in Section 6.12.”
      Section 1.01 of the Credit Agreement shall be further amended by adding the following, in appropriate alphabetical order:
     “TDK Acquisition” means the acquisition by Imation of all or substantially all of the assets (including stock of relevant Subsidiaries) relating to the recording media business of TDK Marketing Corporation and its Affiliates, provided (i) the aggregate consideration paid or incurred (including cash, capital stock, indebtedness and other) directly or indirectly by Imation or its Subsidiaries does not exceed $340,000,000 (net of cash acquired), and (ii) such transaction is consummated no later than November 30, 2007.
      Section 2.13(a) of the Credit Agreement shall be amended by deleting the amount “$50,000,000” and replacing it with “$100,000,000”.
      Section 7.03(c) of the Credit Agreement shall be amended by deleting the amount “$25,000,000” and replacing it with “$75,000,000”.
      Schedule 2 to the Compliance Certificate set forth as Exhibit C to the Credit Agreement shall be amended and restated in the form attached hereto as Exhibit B.
      Schedule 2.01 of the Credit Agreement shall be amended and restated to read in full as set forth at Exhibit C hereto.
      Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:
      No Default has occurred and is continuing.
      The execution, delivery and performance by each Borrower of this Amendment and of each Guarantor of the Guarantor Consent have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.
      The Amendment Documents constitute the legal, valid and binding obligations of each Borrower and each Guarantor, as applicable, and are enforceable against each such Person in accordance with their respective terms, without defense, counterclaim or offset.
      All representations and warranties of the Borrowers contained in Article V of the Credit Agreement are true and correct on and as of the Effective Date, except to the extent that any such representation and warranty specifically relates to an earlier date.
      Each Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Administrative Agent, the Lenders or any other Person.

      There has occurred since December 31, 2006 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.
      Effective Date.
      Subject to the proviso in subsection (i) below, this Amendment will become effective when each of the following conditions precedent has been satisfied (the “Effective Date”):
     The Administrative Agent shall have received from each Borrower and the Required Lenders a duly executed original (or, if elected by the Administrative Agent, an executed facsimile copy) counterpart to this Amendment; provided (A) Section 3(a) and 3(d) hereof shall not become effective until and unless the Administrative Agent shall have received from each Borrower and all Lenders a duly executed original (or, if elected by the Administrative Agent, an executed facsimile copy) counterpart to this Amendment, and (B) Section 3(d) hereof shall not become effective without the signature of the L/C Issuer.
     The Administrative Agent shall have received from each Guarantor a duly executed original (or, if elected by the Administrative Agent, an executed facsimile copy) counterpart to the Guarantor Consent.
     The Administrative Agent shall have received from each Borrower a certificate signed by the secretary or assistant secretary of such Borrower, dated the Effective Date, in form and substance satisfactory to the Administrative Agent, and certifying evidence of the authorization of the execution, delivery and performance by such Borrower of this Amendment.
     The Administrative Agent shall have received from each Borrower a certificate executed by a Responsible Officer of such Borrower, in form and substance satisfactory to the Administrative Agent, dated the Effective Date, and certifying that all representations and warranties contained herein are true and correct as of the Effective Date, as though made on such date.
     The Borrowers shall have paid (A) to the Arranger such fee as specified in a fee letter dated as of July 23, 2007 among the Borrower, Administrative Agent and the Arranger, (B) to the Administrative Agent for the account of each Lender executing this Amendment, an amendment fee in an amount equal to 0.02% times the Commitment of such Lender, based upon such Lender’s Commitment as of the time immediately prior to the Effective Date (disregarding the Effective Date Assignments), and in an amount equal to 0.05% times the Commitment in respect of all new Lenders or additional Commitments of existing Lenders arising as of the Effective Date (including in respect of the Effective Date Assignments), (C) all Attorney Costs of the Administrative Agent to the extent invoiced prior to the Effective Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings related to this Amendment (provided that such estimate shall not preclude a final settling of accounts between the Borrowers and the Administrative Agent), and (D) such other amounts as may be required pursuant to Section 2.13(e) of the Credit Agreement.
     The Administrative Agent shall have received fully executed and properly completed Assignment and Assumption documents, pursuant to which (A) The Bank of New York shall assign immediately prior to the Effective Date its rights and obligations as a

Lender to Wells Fargo Bank, N.A. and Bank of America, N.A., and (B) LaSalle Bank, National Association shall assign immediately prior to the Effective Date its rights and obligations as a Lender to The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch and Fifth Third Bank (together, the “Effective Date Assignments”).
     The Administrative Agent shall have received, in form and substance satisfactory to it, such additional approvals, consents, opinions, documents and other information as the Administrative Agent shall request.
      For purposes of determining compliance with the conditions specified in this Section 5, each Lender that has executed this Amendment and delivered it to the Administrative Agent shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent, or made available for inspection, by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.
      From and after the Effective Date, the Credit Agreement is amended as set forth herein. Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.
      The Administrative Agent will notify the Borrowers and the Lenders of the occurrence of the Effective Date.
      Reservation of Rights. Each Borrower acknowledges and agrees that neither the execution nor the delivery by the Administrative Agent and the Lenders of this Amendment, shall be deemed to create a course of dealing or otherwise obligate the Administrative Agent or the Lenders to execute similar amendments under the same or similar circumstances in the future.
      Miscellaneous.
      This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.
      THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.17 AND 10.18 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, VENUE AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.
      This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Transmission of signatures of any party by facsimile shall for all purposes be deemed the delivery of original, executed counterparts thereof and the Administrative Agent is hereby authorized to make sufficient photocopies thereof to assemble complete counterparty documents.
      This Amendment, together with the other Amendment Documents and the Credit Agreement, contain the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.
      If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.
      Each Borrower covenants to pay to or reimburse the Administrative Agent, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.
      This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.
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* * *

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

IMATION CORP., as a Borrower
By:	/s/ Paul R. Zeller
	Name:	Paul R. Zeller
	Title:	Vice President, Chief Financial Officer

IMATION ENTERPRISES CORP., as a Borrower
By:	/s/ Paul R. Zeller
	Name:	Paul R. Zeller
	Title:	Vice President, Chief Financial Officer

Signature Page 1 to Amendment to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Matthew C. Correia
	Name:	Matthew C. Correia
	Title:	Vice President

BANK OF AMERICA, N.A., as L/C Issuer and as a Lender
By:	/s/ Debra E. DelVecchio
	Name:	Debra E. DelVecchio
	Title:	Managing Director

Signature Page 2 to Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ Krys Szremski
	Name:	Krys Szremski
	Title:	Vice President

Signature Page 3 to Amendment to Credit Agreement

THE BANK OF TOKYO-MISTUBISHI UFJ, LTD., CHICAGO BRANCH, as a Lender
By:	/s/ Matthew Ross
	Name:	Matthew Ross
	Title:	Vice President & Manager

Signature Page 4 to Amendment to Credit Agreement

US BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Christine Dean
	Name:	Christine Dean
	Title:	Vice President

Signature Page 5 to Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Brian Buck
	Name:	Brian Buck
	Title:	Assistant Vice President

Signature Page 6 to Amendment to Credit Agreement

CITIBANK, N.A., as a Lender
By:	/s/ Steve T. Zurich
	Name:	Steve T. Zurich
	Title:	Vice President

Signature Page 7 to Amendment to Credit Agreement

FIFTH THIRD BANK, as a Lender
By:	/s/ Christopher Motley
	Name:	Christopher Motley
	Title:	Vice President

Signature Page 8 to Amendment to Credit Agreement

EXHIBIT A
to Amendment to Credit Agreement
GUARANTORS’ CONSENT
      Each of the undersigned, in its capacity as a Guarantor, acknowledges that its consent to the foregoing Amendment is not required, but each of the undersigned nevertheless does hereby consent to the foregoing Amendment and to the documents and agreements referred to therein. Nothing herein shall in any way limit any of the terms or provisions of the Guaranty of the undersigned or the Collateral Documents executed by the undersigned in the Administrative Agent’s and the Lenders’ favor, or any other Loan Document executed by the undersigned (as the same may be amended from time to time), all of which are hereby ratified and affirmed in all respects.

IMATION FUNDING CORP., as a Guarantor
By:
Name:
Title:

IMATION LATIN AMERICA CORP., as a Guarantor
By:
Name:
Title:

Exhibit A

EXHIBIT B
to Amendment to Credit Agreement
For the Quarter/Year ended __________________(“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
I.   Section 7.11(a) — Consolidated Leverage Ratio.

A.	Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):
	1.	Consolidated Net Income for Subject Period:	$ ____________
	2.	Consolidated Interest Charges for Subject Period:	$ ____________
	3.	Provision for income taxes for Subject Period:	$ ____________
	4.	Depreciation expenses for Subject Period:	$ ____________
	5.	Amortization expenses for intangibles for Subject Period:	$ ____________
	6.	Non-cash charges from asset sales (other than sales of inventory in the ordinary course of business), asset impairments (including intangible asset impairments) severance, and stock compensation for Subject Period:	$ ____________
	7.	To the extent increasing Consolidated Net Income, non-cash gains from asset sales (other than sales of inventory in the ordinary course of business) for Subject Period, and cash payments made in such period on account of non-cash charges expensed in a prior period:	$ ____________
	8.	Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6- 7):	$ ____________

B.	Consolidated Funded Indebtedness at Statement Date:		$ ____________

C.	Consolidated Leverage Ratio (Line I.B ÷ Line I.A.8):		________ to 1.00

Maximum permitted: 2.50:1.00
Exhibit B

B- 1

Section 7.11(b) — Minimum Fixed Charge Coverage Ratio.

A.	Consolidated EBITDA:	$ _________
B.	Capital Expenditures:	$ _________
C.	Consolidated Interest Charges:	$ _________
D.	Income taxes actually paid during Subject Period: $
E.	Scheduled principal and interest payments for Indebtedness for such Subject Period:	$ _________
F.	Minimum Consolidated Fixed Charge Ratio: ((Line II.A. — II.B. — II.D.) ÷ (II.C. + II.E.):	_____ to 1.00

Minimum permitted: 2.50:1.00
Exhibit B

B- 2

EXHIBIT C
to Amendment to Credit Agreement
SCHEDULE 2.01
COMMITMENTS
AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$60,000,000	18.461538462%
The Bank of Tokyo-Mitsubishi UFJ,
Ltd., Chicago Branch	$50,000,000	15.384615385%
JPMorgan Chase Bank, N.A.	$40,000,000	12.307692308%
U.S. Bank National Association	$40,000,000	12.307692308%
Wells Fargo Bank, National Association	$50,000,000	15.384615385%
Citibank NA	$35,000,000	10.769230769%
Fifth Third Bank	$50,000,000	15.384615385%

Total	$325,000,000	100.000000000%